Exhibit 10.86

EXECUTION COPY

INTERACT911 MOBILE SYSTEMS, INC.

GUARANTEED SECURED PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR QUALIFIED UNDER ANY OTHER APPLICABLE SECURITIES LAWS.  THIS NOTE MAY NOT BE TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE MAKER IS SATISFIED THAT SUCH DISPOSITION DOES NOT VIOLATE APPLICABLE SECURITIES LAWS.  ANY TRANSFEREE OF THIS NOTE SHALL BE BOUND BY THE PROVISIONS OF THE ASSET PURCHASE AGREEMENT, DATED AUGUST       , 2009, AMONG MAKER AND PAYEE, COPIES OF WHICH ARE ON FILE AT THE OFFICE OF MAKER.

$4,000,000	December , 2009
Winston-Salem, North Carolina

FOR VALUE RECEIVED, the undersigned, InterAct911 Mobile Systems, Inc., a Delaware corporation (“Maker”), promises to pay to the order of BIO-key International, Inc., a Delaware corporation (“Payee”), its successors and assigns, the principal sum of Four Million Dollars ($4,000,000) in three annual installments, as follows:  (1) One Million Three Hundred Thirty-Four Thousand Dollars ($1,334,000) on the first anniversary of the date hereof, (2) One Million Three Hundred Thirty-Three Thousand Dollars ($1,333,000) on the second anniversary of the date hereof, and (3) One Million Three Hundred Thirty-Three Thousand Dollars ($1,333,000) on the third anniversary of the date hereof, together with interest from the date hereof on the principal sum from time to time outstanding at the rate provided for below.

The principal amount of this Note shall bear interest at a rate per annum equal to six percent (6%), compounded annually.  Interest shall be payable quarterly in arrears in cash on January 1, April 1, July 1 and October 1 of each year, commencing January 1, 2010.  All payments hereunder shall be applied first to accrued interest and then to the unpaid principal balance hereof in the inverse order of maturity.

This Note may be prepaid in whole or in part at any time without premium or penalty.  Partial prepayments shall be applied to unpaid installments of principal to become due hereunder in the inverse order of their maturity.  All amounts not paid when due under this Note shall bear interest until paid at a rate of twelve percent (12%) per year or the maximum rate allowed by law, whichever is less.  Such interest shall be immediately due and payable.

This Note is issued pursuant to, and is entitled to the benefits of and subject to the terms and provisions of, that certain Asset Purchase Agreement, dated as of August 13, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Asset Purchase Agreement”) by and between Maker and Payee.  All capitalized terms used herein without definition shall have the meanings given to them in the Asset Purchase Agreement.  This Note is secured by the IP Security Agreement.

For purposes of this Note, an “Event of Default” shall be deemed to have occurred if:

(a)           Maker shall fail to pay any installment of principal or interest due to Payee hereunder within three (3) Business Days of the date due;

(b)           a Change of Control occurs;

(c)           Maker shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make a general assignment for the benefit of creditors, (iv) apply for, seek, consent to or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any action authorizing of any matter described in parts (c)(i) through (c)(v) above, or (vii) fail to contest in good faith any appointment or proceeding described in part (d) below;

(d)           a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for Maker, or any substantial part of any of its property, or a proceeding described in part (c)(v) above shall be instituted against Maker;

(e)           Maker shall be dissolved or liquidated;

(f)            Maker shall complete an underwritten public offering of its securities under the Securities Act of 1933, as amended;

(g)           Maker shall receive proceeds from equity capital financings after the date hereof that collectively exceed Twenty Million Dollars ($20,000,000); or

(h)           this Note or any of the documents contemplated hereby shall for any reason not be or shall cease to be in full force and effect or are declared to be null and void, or the Note shall for any reason fail to create a valid and perfected first priority lien in favor of the Payee in the Collateral (as defined in the IP Security Agreement) purported to be covered by the IP Security Agreement except as expressly permitted by the terms thereof, or Maker takes any action for the purpose of terminating, repudiating or rescinding the Note or any document executed in connection herewith by it or any of its obligations hereunder or thereunder.

As used herein, “Change of Control” means (i) any merger, consolidation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction (A) in which Maker is a constituent corporation, (B) in which a Person or “group” (as defined in the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 50% of the outstanding voting securities of Maker, or (C) in which Maker issues securities representing more than 50% of the outstanding securities of any class of voting securities of Maker or (ii) any sale, lease, exchange, transfer, license, acquisition

2

or disposition of any assets that constitute more than 50% of the assets of Maker on a consolidated basis.

Upon the occurrence of an Event of Default, Payee may, at its option, upon written notice to Maker, declare the entire amount of unpaid principal of this Note, together with any accrued and unpaid interest thereon, immediately due and payable; provided, that if an Event of Default of the type described in parts (b), (c) or (d) above has occurred, the entire amount of unpaid principal of this Note, together with any accrued and unpaid interest thereon, shall become immediately due and payable without any action on the part of Payee, and Maker shall immediately pay to Payee all amounts due and payable with respect to such outstanding principal amount, together with all accrued interest thereon.  No remedy herein conferred upon Payee is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

If this Note is not paid at maturity, whether by acceleration or otherwise, Maker shall pay all costs and expenses of collection and enforcement, including court costs and reasonable attorneys’ fees.

Payments of principal and interest on this Note shall be made in such coin or currency of the United States of America as of the time of payment shall be legal tender for public and private debts and shall be made to Payee at 33349 Highway 138, Wall, New Jersey 07719 or at such other place as the holder hereof may from time to time in writing direct.

All notices, claims, demands and other communications given or delivered under this Note shall be in writing and shall be delivered in accordance with the Asset Purchase Agreement.

This Note may not be negotiated, transferred, pledged or assigned by Payee without the written consent of Maker, which consent shall not be unreasonably withheld or delayed.

Each party signing or endorsing this Note waives presentment, demand, protest, notice of dishonor and all other demands and notices in connection with the delivery acceptance, performance or enforcement of this Note to the extent permitted by applicable law.

Upon receipt of evidence satisfactory to the Maker of the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft or destruction, upon delivery of indemnity reasonably satisfactory to the Maker, or in case of such mutilation, upon surrender and cancellation of this Note, the Maker will issue a new note, of like tenor, in lieu, and dated the date, of such lost, stolen, destroyed or mutilated Note.

This Note shall be governed by the laws of the State of Delaware.

3

IN WITNESS WHEREOF, the undersigned has caused this Note to be executed as of the date first written above.

InterAct911 Mobile Systems, Inc.

By:
President

ATTEST:

Secretary

SIGNATURE PAGE TO PROMISSORY NOTE

GUARANTY

FOR VALUE RECEIVED, each of InterAct911 Corporation, a Delaware corporation, and SilkRoad Equity LLC, a Delaware limited liability company (each a “Guarantor”), hereby irrevocably and unconditionally guarantees to the holder of the Note upon which this Guaranty is endorsed, the due and punctual payment of the principal of and interest (including any additional interest required to be paid according to the terms of said Note) on this Note as well as all costs and expenses of collection and enforcement, when and as the same shall become due and payable, all in accordance with the terms of the Note.

Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Note; the absence of any action to enforce the same; any waiver or consent by the holder of the Note with respect to any provisions thereof; any dispute, claim, counterclaim, defense or other right which the Guarantor may have to assert against the Payee; or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Maker, any right to require a proceeding first against the Maker, protest, notice and all demands whatsoever and covenants that this Guaranty will not be discharged, except by complete performance of the obligations contained in the Note and in this Guaranty.

Each Guarantor hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Guaranty to constitute the same, the valid, binding and enforceable obligation of the Guarantor have been done and performed in due compliance with all applicable laws.  This Guaranty shall be governed by and construed in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty to be executed as of the          day of December, 2009 in its name by a person thereunto duly authorized.

InterAct911 Corporation

By:
ATTEST:

Secretary

SilkRoad Equity, LLC

By:
ATTEST:

SIGNATURE PAGE TO GUARANTY